Exhibit 10.2

AMENDMENT TO RESTRICTED STOCK SUBSCRIPTION AGREEMENTS

Amendment (the “Amendment”) dated as of December 31, 2014 to the Restricted Stock Subscription Agreements (the “Agreements”) dated May 16, 2012 and December 28, 2012, by and between TG Therapeutics, Inc. (the “Company” or “TG”) and Sean A. Power (“Power”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreements.

WHEREAS, Power was granted restricted shares of TG common stock, $0.001 par value pursuant to the Agreements, and such shares (the “Shares”) are set to vest upon varying milestones;

WHEREAS, the Board deems it to be fair to and in the best interests of Company to authorize and amend the vesting schedules in the Agreements; and

WHEREAS, the Company and Power have agreed to amend the Agreements;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Amendment is hereby approved and the parties agree to amend the Agreements as set forth below:

1.	Amendments.

The vesting schedules in each of the Agreements with regard to the Shares shall be amended as set forth in Schedule A hereto.

2.	Effect on the Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Agreements to “this Agreement” “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreements as amended hereby.

(b) Except as expressly amended, the Agreements and all other documents and agreements executed and/or delivered in connection therewith, shall remain in full force and effect.

3.	Governing Law.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

4.	Counterparts.

This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, TG Therapeutics, Inc. and Sean A. Power have executed this Amendment to the Restricted Stock Agreements as of the date first written above.

TG THERAPEUTICS, INC.

By:	/s/ Michael S. Weiss
Name:	Michael S. Weiss
Title:	Chief Executive Officer

By:	/s/ Sean A. Power
Name:	Sean A. Power

Schedule A

Date of Restricted Stock Agreement	Original Vesting Terms	Updated Vesting Terms	Number of Shares
5/16/12	May 16, 2015	June 30, 2015	58,333
5/16/12	May 16, 2016	June 30, 2016	58,333
5/16/12	May 16, 2017	June 15, 2017	58,333
12/28/12	The later to occur of: (a) the first date that the Company achieves a Market Capitalization (as defined herein) target of $100 million greater than the Market Capitalization on the date of grant and (b) March 31, 2015	The later to occur of: (a) the first date that the Company achieves a Market Capitalization (as defined herein) target of $100 million greater than the Market Capitalization on the date of grant and (b) June 30, 2015	18,750